Exhibit 99.1

General Employment Enterprises, Inc., 184 Shuman Blvd., Suite 420, Naperville, IL 60563
(630) 954-0400

FOR IMMEDIATE RELEASE:	September 10, 2014

General Employment Enterprises, Inc. Announces Acquisition of
Pivot Companies, LLC
Marks transition to an all-encompassing workforce strategies provider

NAPERVILLE, IL, September 10, 2014 – General Employment Enterprises, Inc. (NYSE MKT: JOB) (“General Employment” or “GEE”), a leader in connecting skilled professionals with career opportunities, today announced that it has completed the stock purchase agreement of Pivot Companies, LLC d/b/a Pivot Employment Platforms, a company built to support entrepreneurs with their non-core functions. Pivot operates three specific brands: Employment Edge, an employment support platform for small to mid-sized companies; Staff Systems, a private-label, back-office support platform for staffing companies; and Nextaff, a franchised, branded back-office support platform for staffing companies. Financial terms were not disclosed.

This acquisition will enable General Employment to enhance its traditional staffing products with other non-traditional offerings allowing the company to offer a complete suite of products and services for corporate clients and staffing companies alike.

Offerings now include:

•	Professional employer organization, business process outsourcing and human resources outsourcing, which collectively provide benefits, management/administration, payroll and tax processing, risk management, human resources, technology, insurance, compliance management, payroll financing and group purchasing to small-group businesses that are looking to benefit from larger scale, cooperative based pricing and efficiencies; and
•	Private label back office enabling the administration and management of tax processing, workers compensation claims, unemployment claims, and payroll financing.

Andrew Norstrud, Chief Executive Officer of General Employment Enterprises, commented: “Integrating Pivot will allow General Employment to achieve the long-standing company goal of becoming an all-encompassing workforce strategies provider. In Pivot, we saw unique opportunities in their offerings and management team to create a platform for further organic growth and the opportunity for strategic acquisitions that will even further boost our offerings to the marketplace.” Mr. Norstrud also commented: “The staffing industry is highly fragmented and primed for consolidation and the addition of Staff Systems will provide us the onboarding platform to quickly integrate future acquisitions and provide a unique solution to acquisitions candidates that are unqualified based on our strict acquisition guidelines.”

Cary Daniel, Chief Executive Officer and Owner of Pivot, commented: “General Employment possesses decades of experience and unique offerings in the staffing industry. Together with Pivot, we will build on that experience, solidify existing revenue streams, and seek new opportunities for growth.”

Pivot Employment Platforms has approximately 2,000 employees throughout 22 states on assignment at peak periods, 200 active and diverse end-user customers, more than 30 staffing professionals working in 10 locations, and a combined payroll of approximately $50 million throughout the United States.

COMPANY:	General Employment Enterprises, Inc.

CONTACT:	Andrew J. Norstrud

Chief Executive Officer
Phone: (813) 769-3580
Fax: (630) 618-3774
E-mail: invest@genp.com

About General Employment Enterprises, Inc.

General Employment Enterprises, Inc. (the “Company”) was incorporated in the State of Illinois in 1962 and is the successor to employment offices doing business since 1893. The Company provides staffing services through a network of 22 branch offices located in eleven states. The Company operates in two industry segments, providing professional staffing services and light industrial staffing services through the names of General Employment, Ashley Ellis, Triad and Omni-One.

Forward-Looking Statements

The statements made in this press release that are not historical facts are forward-looking statements. Such forward-looking statements often contain or are prefaced by words such as “will” and “expect”. As a result of a number of factors, the Company’s actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause the Company’s actual results to differ materially from those in the forward-looking statements include, without limitation, those factors set forth under the heading “Forward-Looking Statements” in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2013, and in the Company’s other filings with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.